UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2012

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS

F.N.B. Corporation (the Corporation) is filing this Current Report on Form 8-K to disclose the impact of the adoption of a new accounting standard (ASU No. 2011-05, as amended by ASU No. 2011-12) on its historical financial statements in the Corporation’s most recent Annual Report on Form 10-K. ASU No. 2011-05, which the Corporation adopted beginning with its fiscal quarter ended March 31, 2012, requires, among other things, that the Corporation retrospectively report additional information related to the presentation of total comprehensive income, namely net income, the components of other comprehensive income, total other comprehensive income and total comprehensive income on the face of the financial statements, either in a single continuous statement of comprehensive income or in two separate but consecutive statements. For interim periods, companies are required to present a total for comprehensive income in a single continuous statement of comprehensive income or two separate but consecutive statements.

The following table (in thousands) presents selected components of the Consolidated Statements of Comprehensive Income for the Corporation for each of the three years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with the information in the Corporation’s 2011 Annual Report on Form 10-K, which was previously disclosed in Note 19 of the Notes to Consolidated Financial Statements.

Year Ended December 31	2011	2010	2009
Net income	$87,047	$74,652	$41,111
Other comprehensive loss:
Unrealized gains (losses) on securities:
Arising during the period, net of tax expense (benefit) of $1,480, $1,904 and $(4,022)	2,749	3,537	(7,469)
Less: reclassification adjustment for (gains) losses included in net income, net of tax expense (benefit) of $1,270, $217 and $(2,578)	(2,358)	(403)	4,787
Pension and postretirement amortization, net of tax benefit of $6,358, $3,356, and $779	(11,807)	(6,233)	(1,446)
Other comprehensive loss	(11,416)	(3,099)	(4,128)

Comprehensive income	$75,631	$71,553	$36,983

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

August 15, 2012	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer